UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2016

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cabot Road, Suite 200 Medford, Massachusetts		02155
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 11, 2016, The First Marblehead Corporation (the “Corporation”) received a letter from the Consumer Financial Protection Bureau (the “CFPB”) notifying the Corporation that, in accordance with the CFPB’s discretionary Notice and Opportunity to Respond and Advise (“NORA”) process, the CFPB’s Office of Enforcement is considering recommending that the CFPB take legal action against the Corporation. The NORA letter relates to practices allegedly employed by the Corporation and its affiliates in connection with the collection and litigation of delinquent and defaulted private student loans held by certain securitization trusts that the Corporation previously facilitated (the “NCSLT Trusts”) and states that, in connection with any action, the CFPB may seek injunctive relief, damages, restitution and civil penalties against the Corporation. The NORA letter does not relate to the Corporation’s current services and practices.

The Corporation previously provided administrative and other services, as well as portfolio management services, to the NCSLT Trusts. Consistent with its goal of refining its business model and focusing on its Monogram® platform and tuition billing and payment processing services, the Corporation sold its trust administrator and resigned as the special servicer of the NCSLT Trusts in fiscal 2012.

The purpose of a NORA letter is to ensure that a party being investigated by the CFPB has the opportunity to present its positions to the CFPB before an enforcement action is recommended or commenced, in the form of a written statement setting forth any reasons of law or policy why the party believes the CFPB should not take legal action against it. The Corporation continues to believe that its acts and practices relating to the collection and litigation of private student loans held by the NCSLT Trusts were lawful and met industry standards and, where applicable, the statutory or contractual requirements of the Corporation’s other regulators. As such, the Corporation intends to make a NORA submission to the CFPB.

The Corporation is committed to resolving any potential concerns. However, it is currently unable to predict the timing or outcome of the NORA process. The Corporation cannot provide any assurance that the CFPB will not ultimately take legal action against the Corporation or that the outcome of any such action, if brought, will not have a material adverse effect on the Corporation. It is also not possible at this time to estimate a range of potential exposure, if any, for amounts that may be payable in connection with these matters and, as a result, reserves have not been established.

Cautionary Statement

Statements in this Current Report on Form 8-K regarding the NORA process, including the Corporation’s intention to make a NORA submission to the CFPB, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon the Corporation’s expectations as of May 13, 2016. The inclusion of this forward-looking information should not be regarded as a representation by the Corporation or any other person that the future expectations expressed or implied by the Corporation will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause the Corporation’s actual financial or operating results, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include recently enacted, proposed or future legislation and the manner in which it is implemented; the nature and scope of regulatory authority, particularly discretionary authority, that may be exercised by the CFPB or other regulators having jurisdiction over the Corporation’s business or consumer financial transactions generically; the unpredictable nature of regulatory proceedings and litigation; and the other factors set forth under the caption “Part II – Item 1A. Risk Factors” in the Corporation’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2016. The Corporation specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K, and you should not rely on those statements as representing the Corporation’s views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: May 13, 2016	By:	/s/ Seth Gelber
Seth Gelber Managing Director, President and Chief Operating Officer